UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2018

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE, SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2018, the Board of Directors (the "Board") of Babcock & Wilcox Enterprises, Inc. (the “Company”) appointed Leslie C. Kass as President and Chief Executive Officer of the Company, effective immediately. E. James (Jim) Ferland will assist with the transition and serve as Executive Chairman of the Board until June 30, 2018, after which he is expected to step down from the Board. Ms. Kass has also been elected to the Company’s Board of Directors, effective immediately. The Company currently anticipates that the roles of Chairman and Chief Executive Officer will continue to be separated, although the Board may review the matter from time to time based on then-current circumstances.

Ms. Kass, age 47, has served as Senior Vice President, Industrial of the Company since May 2017. She previously served in a variety of roles at the Company or its predecessor, including Vice President of Retrofits and Continuous Emissions Monitoring for the Company’s Power segment from August 2016 to May 2017, Vice President, Investor Relations & Communications from June 2015 to August 2016, and Vice President of Regulatory Affairs from January 2013 to June 2015. Before joining the Company, Ms. Kass held a number of engineering and project management-related positions of increasing responsibility with Westinghouse Electric Company, Entergy Corporation and Duke Energy Corporation.

In connection with Ms. Kass’ appointment, the Company will pay her a base salary of $750,000 per year, with a target annual bonus of 100% of base salary, subject to certain performance criteria to be established by the Compensation Committee of the Board. Ms. Kass will also receive equity awards with an aggregate grant date value of $1,500,000 when the Company makes its annual equity grants to executive officers in February 2018. The Company has previously entered into a change in control agreement with Ms. Kass; such agreement will be amended to increase the multiplier from 2 to 2.99 times the sum of her annual salary plus her target bonus. Ms. Kass will continue to participate in the Company’s employee benefit plans made available to the other executive officers.

Mr. Ferland's employment agreement with the Company, which expires by its terms on June 30, 2018, has been amended to reflect his new role as Executive Chairman and to reduce the amount of his annual equity grant from $4,200,000 to $450,000. Mr. Ferland's equity award will vest in full on June 30, 2018.

Additionally, to ensure a smooth transition process, the Board has created a new committee that will work closely with management to oversee the continued implementation of key initiatives launched last year that are intended to achieve an optimal business mix, cost structure and capital structure. Members of this committee will initially consist of Mr. Ferland, Ms. Kass, Stephen G. Hanks, Brian E. Kahn and Brian K. Ferraioli.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Kass Offer Letter dated as of January 31, 2018
10.2	Ferland Supplement to Employment Agreement dated as of January 31, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

February 1, 2018	By:	/s/ J. André Hall
J. André Hall
Senior Vice President, General Counsel and Corporate Secretary